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                                                                    Exhibit 4.18
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                FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT


         This First Amendment (this "First Amendment") to the Common Stock Purchase Warrant (the "Warrant"), dated January 19, 2006, between Synova Healthcare Group, Inc., a Nevada corporation (the "Company"), and the holder of the Warrant identified on the signature pages hereto (the "Holder"), is dated and effective as of March 16, 2006. All capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Warrant.

         WHEREAS, in accordance with Section 16(h) of the Warrant, the Company and the Holder desire to amend the Warrant as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Exercise Price. The Warrant shall be amended to reduce the exercise price for a share of Common Stock under the Warrant from $3.00 to $2.50 per share.

         2. Call Rights. Section 3(e) of the Warrant shall be amended so that the phrase "exceeds $5.00 per share" in the first sentence thereof shall be deleted and replaced with "exceeds $4.00 per share."

         3. Number of Shares Subject to Warrant. The Warrant shall be amended to increase the maximum number of shares that may be subscribed for and purchased under the Warrant from 62,500 to 83,333.

         4. No Other Provisions Affected. Except as set forth above, the remaining provisions of the Warrant shall remain in full force and effect.

                      [Signatures appear on following page]



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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            Address for Notice:
                                            -------------------

SYNOVA HEALTHCARE GROUP, INC.               SYNOVA HEALTHCARE GROUP, INC.
                                            Rose Tree Corporate Center
                                            1400 N. Providence Road
By: ___________________________________     Suite 6010, Building II
         Name:  Stephen E. King             Media, PA 19063
         Title: Chief Executive Officer



With a copy to (which shall not constitute notice)

BLANK ROME LLP
One Logan Square
Philadelphia, PA  19103
Attention:  Alan L. Zeiger, Esquire




                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                       SIGNATURE PAGE FOR HOLDER FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned has caused this First Amendment to the Common Stock Purchase Warrant to be duly executed by its respective authorized signatory as of the date first indicated above.


Name of Investing Entity:______________________________________________________

Signature of Authorized Signatory of Investing Entity:_________________________

Name of Authorized Signatory:__________________________________________________

Title of Authorized Signatory:_________________________________________________

Email Address of Authorized Entity:____________________________________________



Address for Notice of Investing Entity:



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